Exhibit 10.5

INVESTOR AGREEMENT

By and Between

GLAXO GROUP LIMITED

AND

WAVE LIFE SCIENCES LTD.

Dated as of January 26, 2023

TABLE OF CONTENTS

Page

1.	Definitions	1
2.	Registration Rights	6
2.1	Demand Registration.	6
2.2	Piggyback Registration	8
2.3	Registration Expenses	9
2.4	Registration Procedures	10
2.5	Holders’ Obligations	13
2.6	Blackout Provisions	13
2.7	Indemnification	14
2.8	Limitations on Subsequent Registration Rights	16
2.9	Assignment of Registration Rights	16
3.	Restrictions on Beneficial Ownership	16
3.1	Standstill	16
4.	Restrictions on Dispositions	18
4.1	Lock-Up	18
4.2	Certain Tender Offers	18
5.	Termination of Certain Rights and Obligations	18
5.1	Termination of Registration Rights	18
5.2	Termination of Standstill Agreement	19
5.3	Termination of Restrictions on Dispositions	19
5.4	Effect of Termination	19
6.	Miscellaneous	19
6.1	Governing Law; Jurisdiction	20
6.2	Waiver	20
6.3	Notices	20
6.4	Entire Agreement	20
6.5	Amendments	20
6.6	Headings; Nouns and Pronouns; Section References	20
6.7	Severability	20
6.8	Assignment	21
6.9	Successors and Assigns	21
6.10	Counterparts	21
6.11	Third Party Beneficiaries	21
6.12	No Strict Construction	21
6.13	Remedies	21
6.14	Specific Performance	21
6.15	No Conflicting Agreements	22

i

Exhibit A – Notices

ii

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of January 26, 2023, by and between Glaxo Group Limited, a company organized under the laws of England and Wales (the “Investor”), and Wave Life Sciences Ltd., a Singapore public limited company (the “Company”).

WHEREAS, the Share Purchase Agreement, dated as of December 13, 2022, by and between the Investor and the Company (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investor, and the purchase by the Investor, of 10,683,761 Ordinary Shares (the “Purchased Shares”); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by the Investor and its Affiliates, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Investor and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Acquisition Proposal” shall have the meaning set forth in Section 3.1(c).

(b) “Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to “control” another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the shares having the right to vote for the election of directors or otherwise having the power to control or direct the affairs of such Person; and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(c) “Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

(d) “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, Ordinary Shares of all Ordinary Share Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

(e) “Business Day” shall mean a calendar day other than a Saturday, Sunday, or a bank or other public holiday in Massachusetts or New York in the United States or in London, United Kingdom and excludes the continuous period between December 24 to January 2 each year when the offices of the Investor and the Company are closed.

(f) “Change of Control” shall mean, with respect to the Company, any of the following events: (i) any Person becomes the beneficial owner (except that a Person shall be deemed to have beneficial ownership of all Ordinary Shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all Then Outstanding Ordinary Shares; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Then Outstanding Ordinary Shares or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly owned Affiliate of the Company.

(g) “Collaboration Agreement” shall mean the Collaboration and License Agreement by and among Wave Life Sciences USA, Inc., Wave Life Sciences UK Limited and the Investor, dated as of December 13, 2022.

(h) “Company” shall have the meaning set forth in the Preamble to this Agreement.

(i) “Controlling Person” shall have the meaning set forth in Section 2.7(a).

(j) “Damages” shall have the meaning set forth in Section 2.7(a).

(k) “Demand Registration” shall have the meaning set forth in Section 2.1(a).

(l) “Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Ordinary Shares, or any Ordinary Share Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of

Ordinary Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(n) “Extraordinary Matter” shall have the meaning set forth in Section 3.1(f).

(o) “Filing Date” shall mean (i) with respect to any Registration Statement to be filed on Form S-1 (or any applicable successor form), sixty (60) days after receipt by the Company of a Demand Request for such Registration Statement and (ii) with respect to any Registration Statement to be filed on Form S-3 (or any applicable successor form), forty-five (45) days after receipt by the Company of a Demand Request for such Registration Statement.

(p) “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(q) “Holder” shall have the meaning set forth in Section 2.1(a).

(r) “Holders’ Counsel” shall have the meaning set forth in Section 2.3.

(s) “Indemnified Party” shall have the meaning set forth in Section 2.7(c).

(t) “Indemnifying Party” shall have the meaning set forth in Section 2.7(c).

(u) “Interference” shall have the meaning set forth in Section 2.1(d).

(v) “Investor” shall have the meaning set forth in the Preamble to this Agreement.

(w) “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(x) “Modified Clause” shall have the meaning set forth in Section 6.7.

(y) “Offeror” shall have the meaning set forth in Section 3.1(c).

(z) “Ordinary Share Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, Ordinary Shares.

(aa) “Ordinary Shares” means the ordinary shares, fully-paid up, no par value, of the Company.

(bb) “Permitted Transferee” shall mean a controlled Affiliate of the Investor that is wholly owned, directly or indirectly, by the Investor; it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which the Investor owns, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock or share capital of such Affiliate; provided, however, that no such Person shall be deemed a Permitted Transferee for any purpose under this Agreement unless: (a) the Investor shall have, within five (5) days prior to such transfer, furnished to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Then Outstanding Ordinary Shares and/or Ordinary Share Equivalents to be transferred, (b) the Permitted Transferee, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement as though it were the Investor hereunder, and (c) the Investor acknowledges that it continues to be bound by all restrictions and obligations set forth in this Agreement.

(cc) “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(dd) “Piggyback Registration” shall have the meaning set forth in Section 2.2(a).

(ee) “Pfizer Holders” shall have the meaning set forth in Section 2.1(c).

(ff) “Prospectus” shall mean the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

(gg) “Purchase Agreement” shall have the meaning set forth in the Recitals to this Agreement, and shall include all Exhibits attached thereto.

(hh) “Purchased Shares” shall have the meaning set forth in the Recitals to this Agreement, and shall be adjusted for (i) any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

(ii) “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(jj) “Registrable Securities” shall mean (i) the Purchased Shares, together with any Ordinary Shares issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Ordinary Shares described in clause (i) of this definition, excluding in all cases, however, (A) any Registrable Securities if and after they have been transferred to a Permitted Transferee in a transaction in connection with which registration rights granted hereunder are not assigned or (B) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

(kk) “Registration Expenses” shall have the meaning set forth in Section 2.3.

(ll) “Registration Statement” shall mean any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

(mm) “Restricted Term” shall have the meaning set forth in Section 3.1.

(nn) “SEC” shall mean the United States Securities and Exchange Commission.

(oo) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(pp) “Standstill Parties” shall have the meaning set forth in Section 3.1.

(qq) “Suspension Notice” shall have the meaning set forth in Section 2.6.

(rr) “Takeda Holders” shall have the meaning set forth in Section 2.1(c).

(ss) “Then Outstanding Ordinary Shares” shall mean, at any time, the issued and outstanding Ordinary Shares at such time, as well as all share capital issued and outstanding as a result of any share split, share dividend, or reclassification of Ordinary Shares distributable, on a pro rata basis, to all holders of Ordinary Shares.

(tt) “Third Party” shall mean any Person other than the Investor, the Company or any Affiliate of the Investor or the Company.

(uu) “Underwriters’ Maximum Number” shall have the meaning set forth in Section 2.1(c).

(vv) “Underwritten Offering” shall have the meaning set forth in Section 2.1(a).

2. Registration Rights.

2.1 Demand Registration.

(a) Subject to the provisions hereof, after the Restricted Term, the Investor and any Permitted Transferee of the Investor (each a “Holder”) holding, collectively, a majority of the Registrable Securities then outstanding shall have the right to require the Company to file a Registration Statement registering for sale all or part of the Shares held by or issuable to them (collectively, the “Registrable Securities”) under the Securities Act (a “Demand Registration”) by delivering a written request therefor to the Company (i) specifying the number of Registrable Securities to be included in such registration by such Holder or Holders, (ii) specifying whether the intended method of disposition thereof is pursuant to an underwritten public offering of Ordinary Shares by the Company (an “Underwritten Offering”), and (iii) containing all information about such Holder required to be included in such Registration Statement in accordance with applicable Law. The Company shall use commercially reasonable efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities Laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) of the Registrable Securities that the Company has been so requested to register as soon as practicable (and in any case by the applicable Filing Date); provided, however, that the Holders shall not make a request for a Demand Registration under this Section 2.1(a) for Registrable Securities having an anticipated aggregate offering price of less than $25,000,000. The Holders shall be entitled to require the Company to effect two (2) Demand Registrations under this Agreement.

(b) If the offering of the Registrable Securities pursuant to such Demand Registration is an Underwritten Offering, (i) the Company shall select the underwriter(s) of the Underwritten Offering, subject to the approval of the Holders of a majority of the Registrable Securities to be sold in the Underwritten Offering, such approval not to be unreasonably withheld, conditioned or delayed, and (ii) the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form for underwriting agreements for firm commitment offerings by a selling holder of equity securities with the managing underwriter(s) proposing to distribute their securities through such Underwritten Offering; provided, that (i) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Holders proposing to distribute their securities through the Underwritten Offering, (ii) no Holder shall be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements and (iii) the liability of each Holder in respect of any indemnification, contribution or other obligation of such Holder arising under such underwriting agreement (a) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for inclusion therein and (b) shall not in any event, absent fraud or intentional misrepresentation, exceed an amount equal to the net proceeds to such Holder (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by such Holder pursuant to such Underwritten Offering.

(c) If, in connection with a Demand Registration in the form of an Underwritten Offering, the managing underwriter(s) give written advice to the Company of the number of securities to which such registration should, in the opinion of the managing underwriter(s) of such registration, in light of marketing factors, be limited (an “Underwriters’ Maximum Number”), then the Company shall (i) so advise all Holders of Registrable Securities to be included in such Underwritten Offering and (ii) include in such registration the number of securities requested to be included in such registration by all Holders of Registrable Securities to be included in such Underwritten Offering, pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and, subject to the conditions set forth in Section 2.8 hereto, on a pari passu basis with the holders of contractual registration rights provided under (i) the Investor Agreement, dated as of April 2, 2018, by and between the Company and Takeda Pharmaceutical Company Limited (the “Takeda Holders”) and (ii) the Share Purchase Agreement by and between the Company and C.P. Pharmaceuticals International C.V. dated as of May 6, 2016 (the “Pfizer Holders”).

(d) A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the SEC, at least seventy five percent (75%) of the Registrable Securities requested to be included in the registration by the Holders are included in such registration, and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after it has become effective, (i) such Registration Statement or the related offer, sale or distribution of Registrable Securities thereunder is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of the Registrable Securities pursuant to the registration (each, an “Interference”), which Interference does not result from any act or omission of any Holder whose Registrable Securities are registered pursuant to such Registration Statement and is not cured within forty five (45) days thereof, and (ii) in each case less than seventy five percent (75%) of the Registrable Securities covered by the effective Registration Statement are actually sold by the selling Holder or Holders pursuant to the Registration Statement, then such registration will be deemed not to have been effected for purposes of the last sentence of Section 2.1(a). If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected as a Demand Registration or (ii) the registration requested pursuant to this Section 2.1 does not remain continuously effective until the completion of the distribution by the Holders of the Registrable Securities covered by such registration, then the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 2.1 of the Registrable Securities included in such registration. In circumstances not including the events described in the immediately two preceding sentences of this Section 2.1(d), each Holder of Registrable Securities shall be permitted voluntarily to withdraw all or any part of its Registrable Securities from a Demand Registration at any time prior to the commencement of marketing of such Demand Registration, provided that such registration nonetheless shall count as a Demand Registration for purposes of the last sentence of Section 2.1(a).

2.2 Piggyback Registration.

(a) After the Restricted Term, if (and on each occasion that) the Company proposes to register any of its securities under the Securities Act, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”) (other than (i) pursuant to Section 2.1, (ii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms, (iii) in connection with a transaction conducted pursuant to Rule 145 of the Securities Act, (iv) in connection with registrations on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or (v) in connection with a shelf registration statement for the sale of ordinary shares for its own account in a “registered direct” offering or at-the-market (“ATM”) offering program), whether for its own account or the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein referred to as a “Piggyback Registration”), the Company shall give written notice to the Holders of such proposal promptly, but in no event later than ten (10) Business Days prior to the anticipated filing date. Each Holder shall keep confidential and not disclose to any Third Party its receipt of any such notice and any information regarding such proposed offering.

(b) Subject to the provisions contained in paragraphs (a) and (c) of this Section 2.2 and the last sentence of this paragraph (b), the Company will be obligated and required to include in each Piggyback Registration such Registrable Securities as requested in a written notice from any Holder delivered to the Company no later than ten (10) Business Days following delivery of the notice from the Company specified in Section 2.2(a). If a Piggyback Registration is an Underwritten Offering, the Company shall (together with the Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement with the managing underwriter(s) in customary form for underwriting agreements for such an offering. The Company may terminate or withdraw any Piggyback Registration prior to the effectiveness of such registration, whether or not the Holders have elected to include Registrable Securities in such registration.

(c) If a Piggyback Registration is an Underwritten Offering on behalf of a holder of Company securities other than Holders (including, for the avoidance of doubt, the Takeda Holders or the Pfizer Holders), and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company (if any), (ii) second, the number of securities requested to be included therein by such holder(s) requesting such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 2.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and, subject to the conditions set forth in Section 2.8 hereto, on a pari passu basis with the Takeda Holders and the Pfizer Holders, and (iv) fourth, any other securities that have been requested to be so included by any other Person. If a Piggyback Registration is an Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company that in their reasonable opinion the number of securities proposed to be included in such registration exceeds the Underwriters’ Maximum Number, then the Company shall include in such registration (i) first, the number of securities to be sold by the Company, (ii) second, the number of securities requested to be included therein by holder(s) with priority over the Holders with respect to such registration, (iii) third, the number of securities requested to be included therein by all Holders who have requested registration of Registrable Securities in accordance with Section 2.2(a), pro rata on the basis of the aggregate number of Registrable Securities requested to be included by each such Holder, and, subject to the conditions set forth in Section 2.8 hereto, on a pari passu basis with the Takeda Holder and the Pfizer Holders, and (iv) fourth, any other securities that have been requested to be so included by any other Person.

(d) In any Piggyback Registration that is an Underwritten Offering, the Company shall have the right to select the managing underwriter(s) for such registration.

2.3 Registration Expenses. In connection with registrations pursuant to Section 2.1 or Section 2.2 hereof, the Company shall pay all of the costs and expenses incurred in connection with the registrations thereunder (the “Registration Expenses”), including all (i) registration and filing fees and expenses, including, without limitation, those related to filings with the SEC, (ii) fees and expenses of compliance with state securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) reasonable processing, duplicating and printing expenses, including expenses of printing Prospectuses reasonably requested by any Holder, (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any liability insurance and the expense of any annual audit or quarterly review), (v) fees and expenses incurred in connection with listing the Registrable Securities for trading on a national securities exchange, (vi) fees and expenses in connection with the preparation of the registration statement and related documents covering the Registrable Securities, (vii) fees and expenses, if any, incurred with respect to any filing with FINRA, (viii) any documented out-of-pocket expenses of the underwriter(s) incurred with the approval of the Company, (ix) the cost of providing any CUSIP or other identification numbers for the Registrable Securities, (x) fees and expenses and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, without limitation, the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested), (xi) fees and expenses of any special experts retained by the Company in connection with such registration, and (xii) reasonable and documented fees and expenses of one firm of counsel for the Holders to be selected by the Holders of a majority of the Registrable Securities to be included in such registration (“Holders’ Counsel”) not to exceed $75,000 per registration. Notwithstanding the foregoing, the Holders shall be responsible, on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder, for any underwriting discounts, commissions and share transfer fees attributable to the sale of Registrable Securities pursuant to a Registration Statement and any other out-of-pocket expenses of the Holders not required to be paid by the Company pursuant to this Section 2.3. The obligation of the Company to bear the expenses described in this Section 2.3 and to pay or reimburse the Holders for the expenses described in this Section 2.3 shall apply irrespective of whether any sales of Registrable Securities ultimately take place; provided, however, that the Company shall not be required to pay any expenses of any Demand Registration if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities included in the applicable registered offering by each such Holder).

2.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. In connection with any such registration:

(a) The Company will, within forty-five (45) days (or sixty (60) days if the Company is required to file a Form S-1) after its receipt of the request for registration under Section 2.1(a), prepare and file with the SEC a Registration Statement on Form S-3 or another appropriate Securities Act form reasonably acceptable to the Holders, and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby.

(b) The Company will (i) promptly prepare and file with the SEC such amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof, (ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus.

(c) The Company will, at least five (5) Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish to (i) each Holder of Registrable Securities covered by such Registration Statement, (ii) Holders’ Counsel and (iii) each underwriter of the Registrable Securities covered by such Registration Statement, copies of such Registration Statement and each amendment or supplement as proposed to be filed, together with any exhibits thereto, which documents will be subject to reasonable review and comment by each of the foregoing Persons, and thereafter, furnish to such Holders, Holders’ Counsel and the underwriter(s), if any, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents or information as such Holder, Holders’ Counsel or the underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the plan of distribution set forth in the Prospectus included in the Registration Statement.

(d) The Company shall furnish to each Holder a copy of all documents filed with and all correspondence from or to the SEC in connection with the offering of Registrable Securities.

(e) The Company will promptly notify each Holder of any stop order issued or threatened by the SEC and, if entered, use commercially reasonable efforts to prevent the entry of such stop order or to remove it as soon as reasonably possible.

(f) On or prior to the date on which the Registration Statement is declared effective, the Company shall use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky Laws of such jurisdictions as any Holder reasonably requests and use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective pursuant to the terms hereof; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

(g) The Company will notify each Holder, Holders’ Counsel and the underwriter(s) promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or blue sky Laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event that requires the making of any changes in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in the light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Company and the Holders will furnish customary closing certificates and other deliverables to the underwriter(s) (including, if applicable, an underwriting agreement in customary form, including customary representations and warranties to the underwriter(s) regarding the offering documents, the Company’s business operations and other customary matters, and customary provisions with respect to indemnification and contribution) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of ordinary shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder.

(i) The Company will, if necessary, appoint a transfer agent and registrar for all Registrable Securities covered by a registration statement not later than the effective date of such registration statement.

(j) Subject to each Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company inform and substance reasonably satisfactory to such accountants, the Company shall (i) use its commercially reasonable efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to the Holders (to the extent consistent with the Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants) and the managing underwriter(s), if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (ii) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to the Holders and the managing underwriter(s), if any, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (i) above.

(k) The Company shall use its commercially reasonable efforts to make available its appropriate employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the reasonable needs of the Company’s businesses and the reasonable requirements of the marketing process) in the marketing of any Registrable Securities in any underwritten offering.

(l) The Company shall use commercially reasonable efforts to cause all Registrable Securities registered pursuant to the terms hereof to be listed on each national securities exchange on which the Ordinary Shares are then listed.

(m) The Company shall use commercially reasonable efforts to cooperate and assist in obtaining of all necessary approvals from FINRA, if any.

(n) The Company otherwise shall use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

(o) To the extent the Company is a WKSI at the time any request for registration pursuant to Section 2.1 is submitted to the Company, which requests that the

Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement that covers those Registrable Securities which are requested to be registered. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are sold.

(p) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an outstanding automatic shelf registration statement used to effect a request for registration in accordance with Section 2.2 the Company determines that it is not a WKSI and (i) the registration statement is required to be kept effective in accordance with this Agreement and (ii) the registration rights of the applicable Holders have not terminated, use reasonable best efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

2.5 Holders’ Obligations. The Company may require each Holder to promptly furnish in writing to the Company such information as the Company may from time to time reasonably request in connection with the distribution of the Registrable Securities and such other information as may be legally required in connection with such registration, including all such information as may be requested by the SEC. Each Holder agrees that, notwithstanding the provisions of Section 2.6 hereof, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(g) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(g) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession and retained solely in accordance with record retention policies then-applicable to such Holder, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

2.6 Blackout Provisions. Notwithstanding anything in this Agreement to the contrary, by delivery of written notice to the participating Holders (a “Suspension Notice”) stating which one or more of the following limitations shall apply to the addressee of such Suspension Notice, the Company may (i) postpone effecting a registration under this Agreement, or (ii) require such addressee to refrain from disposing of Registrable Securities under the registration, in either case for a period of no more than ninety (90) consecutive days from the delivery of such Suspension Notice (which period may not be extended or renewed). The Company may postpone effecting a registration or apply the limitations on dispositions specified in clause (ii) of this Section 2.6 if (x) within ninety (90) days of receipt of a request for Demand Registration under Section 2.1(a), the Company has a good faith expectation to file a registration statement for the public offering of securities for the account of the Company, provided, that the Company is actively employing good faith efforts to cause such registration statement to become effective, (y) the Company’s Board of Directors, in good faith, determines that such registration or disposition would materially impede, delay or interfere with any material transaction then pending or proposed to be undertaken by the

Company or any of its subsidiaries, or (z) the Company in good faith determines that the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company’s Board of Directors, in good faith, reasonably believes would be materially detrimental to the Company; provided, that the Company may not take any actions pursuant to this Section 2.6 more than twice in any twelve (12)-month period. Furthermore, the Company shall not be required to effect any registration of Registrable Securities at any time during the period any Holder is in breach of or has failed to cause its Affiliates to comply with the obligations and restrictions of Sections 3 or 4 of this Agreement, the Company has provided notice of such breach to such Holder, and such breach or failure is ongoing and has not been remedied.

2.7 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder including Registrable Securities in any registration statement filed pursuant to this Section 2 and each of its officers, directors, employees and agents, and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such controlling Person (each, a “Controlling Person”), from and against any and all losses, claims, damages, settlement amounts (only if the Company consented in writing to the settlement, which consent shall not be unreasonably withheld), liabilities, reasonable attorneys’ fees, costs and expenses of investigating and defending any such claim (collectively, “Damages”) and any action in respect thereof to which such Holder, its Controlling Persons and their respective officers, directors, employees and agents may become subject to under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus of the Company, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, except insofar as (i) the same are based upon information furnished in writing to the Company by such Holder, any of its Controlling Persons, or any of their respective officers, directors, employees and agents expressly for use therein, and (ii) any Damages are caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of any Registration Statement or Prospectus with respect to Registrable Securities of which such Holder has received written notice from the Company. The Company shall reimburse such Holder for any legal and other expenses reasonably incurred in investigating or defending or preparing to defend against any such Damages or proceedings. In addition to the indemnity contained herein, the Company will reimburse each such Person for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(b) Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the officers, directors, employees and agents of such Controlling Person, to the same extent as the foregoing indemnity from the Company to each Holder, but only with respect to information related to such Holder, its Controlling Persons or its plan of distribution, furnished in writing by such Holder, its Controlling Persons or any of their respective officers, directors, employees and agents to the Company expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. In addition to the indemnity contained herein, such Holder will reimburse the Company for its reasonable out-of-pocket legal and other expenses (including the reasonable out-of-pocket cost of any investigation, preparation and travel in connection therewith) as incurred in connection therewith, as promptly as practicable after such expenses are incurred and invoiced.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person entitled to indemnification pursuant to Section 2.7(a) or Section 2.7(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 2.7(a) or Section 2.7(b), the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party other than under Section 2.7(a) or Section 2.7(b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of, and reimbursement of fees for, such counsel or (ii) in the reasonable opinion of counsel to such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or would reasonably have been a party and indemnity would reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the

Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its written consent.

2.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any Company securities (i) registration rights in the nature or substantially in the nature of those set forth in Sections 2.1 and 2.2 that would have priority over the Registrable Securities with respect to inclusion of such securities in any Demand Registration or Piggyback Registration or (ii) demand registration rights or piggyback registration rights in the nature or substantially in the nature of those set forth in Sections 2.1 and 2.2, respectively, that are exercisable earlier than 30 months from the date the Company securities are issued to the prospective holder.

2.9 Assignment of Registration Rights. The rights to cause the Company to register any Registrable Securities pursuant to this Agreement may be assigned in whole or in part (but only with all restrictions and obligations set forth in this Agreement) by a Holder to a Permitted Transferee which acquires Registrable Securities from such Holder; provided, however, (a) such Holder shall, within five (5) days prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Registrable Securities with respect to which such registration rights are being assigned, (b) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement, (c) the Investor shall continue to be bound by all restrictions and obligations set forth in this Agreement and (d) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the Permitted Transferee is restricted under the Securities Act and other applicable securities Law.

3. Restrictions on Beneficial Ownership.

3.1 Standstill. During the 30-month period after the date of this Agreement (such period, the “Restricted Term”), neither the Investor nor any of its Affiliates (collectively, the “Standstill Parties”) shall (and the Investor shall cause its Affiliates not to), except as expressly approved or invited in writing by the Company:

(a) directly or indirectly, acquire beneficial ownership of Then Outstanding Ordinary Shares and/or Ordinary Shares Equivalents (or any instrument that gives the Investor or any of its Affiliates the economic equivalent of ownership of an amount of Ordinary Shares or Ordinary Shares Equivalents), or make a tender, exchange or other offer to acquire Then Outstanding Ordinary Shares and/or Ordinary Shares Equivalents;

(b) directly or indirectly, seek to have called any meeting of the shareholders of the Company, propose or nominate for election to the Company’s Board of Directors any person whose nomination has not been approved by a majority of the Company’s Board of Directors or cause to be voted in favor of such person for election to the Company’s Board of Directors any Then Outstanding Ordinary Shares;

(c) directly or indirectly, encourage or support a tender, exchange or other offer or proposal by any other Person (an “Offeror”) the consummation of which would result in a Change of Control of the Company (an “Acquisition Proposal”); provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by the Company recommending that shareholders accept any such offer, Investor shall not be prohibited from taking any of the actions with respect to such offer otherwise prohibited by this Section 3.1(c) for so long as the Company maintains and does not withdraw such recommendation;

(d) directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the Company’s Board of Directors with respect to any matter, or seek to advise or influence any Person, with respect to voting of any Then Outstanding Ordinary Shares;

(e) deposit any Then Outstanding Ordinary Shares in a voting trust or subject any Then Outstanding Ordinary Shares to any arrangement or agreement with respect to the voting of such Then Outstanding Ordinary Shares;

(f) propose (i) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or similar transaction involving the Company or (ii) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company (each of the foregoing actions referred to in clause (ii), an “Extraordinary Matter”);

(g) act in concert with any Third Party to take any action in clauses (a) through (e) above, or form, join or in any way participate in a “partnership, limited partnership, syndicate, or other group” within the meaning of Section 13(d)(3) of the Exchange Act;

(h) enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in (a) through (f) above; or

(i) request or propose to the Company’s Board of Directors, any member(s) thereof or any officer of the Company that the Company amend, waive, or consider the amendment or waiver of, any provisions set forth in this Section 3.1 (including this clause (i)); provided, however, that the Investor may make such requests or proposals privately to the Company’s directors, officers or advisors if the Company executes, or publicly announces its intention to execute, a collaboration and licensing agreement, strategic alliance or similar transaction with a third party so long as, in each case, such requests or proposals are not intended to, and would not reasonably be expected to, require any public disclosure by the Company or the Investor of such requests or proposals, as applicable;

Notwithstanding anything to the contrary in this Section 3.1, the Investor may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Company’s Board of Directors one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Change of Control), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company or the Investor of such communications or submissions, as applicable.

4. Restrictions on Dispositions.

4.1 Lock-Up. During the Restricted Term, without the prior approval of a majority of the Company’s Board of Directors, the Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Purchased Shares or any Ordinary Shares beneficially owned by any Standstill Party as of the date of this Agreement, together with any Ordinary Shares issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Ordinary Shares described in clause (x) of this sentence; provided, however, that the foregoing shall not prohibit the Investor from transferring Registrable Securities to a Permitted Transferee in accordance with and subject to the terms of Section 2.9.

4.2 Certain Tender Offers. Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Then Outstanding Ordinary Shares and/or Ordinary Share Equivalents by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (b) an issuer tender offer by the Company.

5. Termination of Certain Rights and Obligations.

5.1 Termination of Registration Rights. Except for Section 2.7, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the earliest to occur of:

(a) the earlier of (i) such date when the Investor, together with its Affiliates, holds less than four percent (4%) of the outstanding share capital of the Company or (ii) the tenth anniversary of the expiration or earlier termination of the Restricted Term;

(b) the date on which the Ordinary Shares cease to be registered pursuant to Section 12 of the Exchange Act; and

(c) any Extraordinary Matter.

5.2 Termination of Standstill Agreement. Provided that none of the Standstill Parties has violated Section 3.1(c), (d) or (f) with respect to the Offeror referred to in this Section 5.2, Section 3 shall terminate and have no further force or effect, upon the earliest to occur of:

(a) the public announcement by the Company or any Offeror of any definitive agreement between the Company and such Offeror and/or any of its Affiliates providing for a Change of Control of the Company;

(b) the filing of a Tender Offer Statement on Schedule TO (or a successor form of Tender Offer Statement under Rule 14d-100 of the Exchange Act) with the SEC by a Third Party offering to acquire all or substantially all of the Ordinary Shares;

(c) the expiration or earlier termination of the Restricted Term;

(d) the date on which the Ordinary Shares cease to be registered pursuant to Section 12 of the Exchange Act; and

(e) the Company entering into a definitive agreement for, or consummating, any Extraordinary Matter that results in a Change of Control;

provided, however, that if any of the transactions referred to in (a)-(e) above is abandoned or terminates and no other similar transaction has been announced and not abandoned or terminates within ninety (90) days thereafter, the restrictions contained in Section 3 shall again be applicable.

5.3 Termination of Restrictions on Dispositions. Section 4 shall terminate and have no further force or effect upon the earliest to occur of:

(a) the consummation by an Offeror of a Change of Control of the Company;

(b) the Company entering into a definitive agreement for, or consummating, any Extraordinary Matter that results in a Change of Control; and

(c) the date on which the Ordinary Shares cease to be registered pursuant to Section 12 of the Exchange Act.

5.4 Effect of Termination. No termination pursuant to any of Sections 5.1, 5.2 or 5.3 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

6. Miscellaneous.

6.1 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

6.2 Waiver. Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

6.3 Notices. Any notice required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, sent by email or delivered by express courier service (signature required) to the party to which it is directed at its address set forth on Exhibit A attached hereto or such other address as such party will have last given by notice to the other party. Notices will be deemed effective (a) the next day if sent by express courier service, or (b) on the date sent if sent by email and no delivery failure notification has been received, except any notice sent after 5:00 p.m. (Eastern Time) on a Business Day or on a non-Business Day will be deemed to have been received on the next Business Day. Either Party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Section 6.3.

6.4 Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

6.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the parties hereto.

6.6 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

6.7 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

6.8 Assignment. Neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by the Investor, except as provided by Section 2.9 with respect to the Investor’s assignment to a Permitted Transferee; or (b) the prior written consent of the Investor in the case of an assignment by the Company.

6.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.11 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

6.13 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

6.14 Specific Performance. The Company and the Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.15 No Conflicting Agreements. The Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to each Holder that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into, any agreement or approve any amendment to its Organizational Documents (as defined in the Purchase Agreement) with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

GLAXO GROUP LIMITED

By: /s/ John J. Lepore, M.D.

Name: John J. Lepore, M.D.

Title: SVP, Head of Research, GSK

WAVE LIFE SCIENCES LTD.

By: /s/ Paul B. Bolno, M.D., MBA

Name: Paul B. Bolno, M.D., MBA

Title: President and Chief Executive Officer

[Signature Page to Investor Agreement]

EXHIBIT A

NOTICES

(a) If to the Investor:

Corporate Secretariat

Glaxo Group Limited

980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

with copies, which will not constitute notice, to:

VP and Head of Legal Business Development & Corporate

Corporate Secretariat

Glaxo Group Limited

980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

VP and Head of Corporate Development

Corporate Seretariat

Glaxo Group Limited

980 Great West Road

Brentford, Middlesex TW8 9GS

United Kingdom

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Andres Liivak, Esq.

Email: Andres.Liivak@whitecase.com

(b) If to the Company:

Wave Life Sciences Ltd.
733 Concord Avenue
Cambridge, MA 02138
Attention: General Counsel

Email: legalnotices@wavelifesci.com

with a copy, which will not constitute notice, to:

Goodwin Procter LLP
100 Northern Avenue

B-1

Boston, MA 02210
Attention: Sarah A. Solomon, Esq.

Gregg L. Katz, Esq.

Email: SSolomon@goodwinlaw.com; GKatz@goodwinlaw.com

B-2